UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2017

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55572 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Securities Purchase Agreement and Convertible Promissory Note

On December 28, 2017, we entered into the Second Amendment (the “SPA Amendment”) to the Securities Purchase Agreement (the “SPA”) with Crown Bridge Partners, LLC (“Crown Bridge”). The SPA Amendment acknowledges the issuances of warrants under the SPA to Crown Bridge and provides for an immediate cashless exercise of all outstanding warrants held by Crown Bridge for 8,500,000 shares of our common stock. There will be no further requirement to provide warrants under the SPA or Note to Crown Bridge in connection with future funding. Our management has determined that the previous non-disclosure of the warrants was not material and does not require a restatement of our financials for any reporting period.

On December 28, 2017, we entered into the First Amendment (the “Note Amendment”) to the Convertible Promissory Note (the “Note”) with Crown Bridge. The Note Amendment changes the Variable Conversion Price in the Note for future funding to 70% of the Market Price, reducing the discount upon conversion of the Note to 30% of the Market Price. Crown Bridge also committed to fund an additional tranche under the Note in the amount of $33,333, with a face value of $40,000, no later than January 10, 2018.

The SPA, as amended, and the Note, as amended, contain other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the SPA, the Note and the amendments thereto, which will be filed in our next Annual Report on Form 10-K.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the SPA, the Note, the SPA Amendment and the Note Amendment is incorporated herein by reference.

The securities issued pursuant to the SPA, as amended, and the Note, as amended, were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investor has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: December 29, 2017	/s/ William Bossung
By: William Bossung
Its: Chief Financial Officer and Secretary